UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 23, 2017

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (712) 732-4117

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2017, the Board of Directors of Meta Financial Group, Inc. (the “Company”) adopted an amendment (the “Amendment”) to the bylaws of the Company.  The Amendment added a new Section 6 to Article VII of the bylaws, which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for adjudication of certain disputes involving the Company shall be the Court of Chancery of the State of Delaware.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2017 Annual Meeting of Stockholders of the Company held on January 23, 2017 in Sioux Falls, South Dakota (the “Annual Meeting”), the following proposals were voted as follows:

Proposal 1:

To elect each of the following incumbent directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2020, or until his respective successor is elected and qualified as follows:

Nominee	For	Withheld	Broker Non-Votes
Douglas J. Hajek	7,176,284	288,527	--
Kendall E. Stork	7,172,127	292,684	--

The following directors continue to serve on the Board of Directors following the Annual Meeting: J. Tyler Haahr, Bradley C. Hanson, Elizabeth G. Hoople, Frederick V. Moore and Becky S. Shulman.

Proposal 2:

To approve, by a non-binding advisory vote, the compensation of the Company’s “named executive officers” (a “Say-on-Pay” vote), with 6,661,206 votes cast for, 730,632 votes cast against, and 72,973 votes abstaining.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amendment to the bylaws of Meta Financial Group, Inc., as amended through January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer, and Secretary

Date:  January 25,  2017